Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          LOUISIANA-PACIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                          93-0609074
   (State of incorporation)                   (IRS Employer Identification No.)

        414 Union Street, Suite 2000
        Nashville, Tennessee                              37219
   (Address of principal executive offices)             (Zip Code)


                          LOUISIANA-PACIFIC CORPORATION
                    2004 EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Full title of the plan)


                                Anton C. Kirchhof
                                    Secretary
                          Louisiana-Pacific Corporation
                                805 S.W. Broadway
                             Portland, Oregon 97205
                            Telephone (503) 821-5100
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
 ===========================================================================================

       Title of         Amount to be    Proposed Maximum   Proposed Maximum     Amount of
   Securities to be      Registered      Offering Price       Aggregate       Registration
      Registered                         Per Obligation    Offering Price          Fee
 -------------------------------------------------------------------------------------------
 Deferred Compensation
    Obligations (1)      $10,000,000       100%              $10,000,000          $1,267
 ===========================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of Louisiana-Pacific Corporation to pay deferred compensation in the future in accordance with the terms of the Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following  documents  filed by the  registrant  with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

          (a) The registrant's annual report on Form 10-K for the year ended December 31, 2003.

          (b) The registrant's quarterly report on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

          (c) The registrant's current reports on Form 8-K filed on February 5, 2004 (as to Item 5 only), March 15, 2004 and March 26, 2004.

          (d) The  description  of the  registrant's  Common  Stock  included as
          Exhibit 99.1 to the registrant's current report on Form 8-K filed May 26, 1998.

          (f) The description of preferred stock purchase rights contained in the registrant's Registration Statement on Form 8-A filed May 26, 1998.


     All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Under the Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan (the "Plan"), the registrant will provide eligible employees with the opportunity to enter into agreements for the deferral of a specific percentage or dollar amount of their regular base salary and annual bonus payable under the registrant's Annual Cash Incentive Award Plan, as amended or modified from time to time. The obligations of the registrant under such agreements (the "Obligations") will be unsecured general obligations of the registrant to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the registrant from time to time outstanding. The Obligations will be denominated and be payable in United States dollars.

     The amount of compensation to be deferred by each participating employee (each, a "Participant") will be determined in accordance with the Plan based on elections from time to time by each Participant. Each Obligation will be payable on a date or dates selected by each Participant in accordance with the terms of the Plan. The Obligations will be indexed to one or more Investment Funds individually chosen by each Participant from time to time from a list of designated investment media. Each Participant's Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected Investment Funds, including any appreciation or depreciation. In addition, the registrant will match the first 3.5 percent of compensation deferred by each Participant under the Plan by crediting that amount to the Participant's account under the Plan. The registrant will also credit each Participant's account annually with amounts that would have been contributed for the Participant's


                                     -II-1-
account under the registrant's Retirement Account Plan and the profit sharing component of the registrant's Salaried 401(k) and Profit Sharing Plan if the Participant had not deferred compensation under the Plan and if limits imposed under the Internal Revenue Code of 1986, as amended, did not apply. A Participant's interest in such employer contributions will be fully vested upon the earliest of the following to occur: attaining retirement age, death, disability, termination of employment within 24 months following a change in control, or completion of a specified number of years of service.

     The registrant intends to establish a Rabbi trust in which assets will be placed representing a portion of the benefits payable to Participants, which will be available to pay benefits if the registrant fails to pay in accordance with the Plan for any reason other than insolvency. In the event of the registrant's insolvency or bankruptcy, the assets of the trust will be available to satisfy the claims of the registrant's general unsecured creditors, including but not limited to the Participants. The Participants will have no beneficial interest or other rights in the assets of the trust other than the rights of general unsecured creditors of the registrant.

     A Participant's right or the right of any other person to the Obligations cannot be assigned, sold, transferred, pledged, anticipated, hypothecated, or subjected to claims of creditors except by a written designation of a beneficiary under the Plan or by the laws of descent and distribution. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgment, alimony, or separate maintenance or be transferable by operation of law in the event of the bankruptcy or insolvency of a Participant or any other person.

     The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each Participant or pursuant to withdrawal or call as provided in the Plan, subject to any penalties or restrictions imposed in connection with early withdrawals for financial hardship or otherwise. The registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination may adversely affect the right of a Participant to the amounts accrued in his or her deferral account as of the date of such amendment or termination.

     The Obligations are not convertible into another security of the registrant. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers, or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Indemnification

     The registrant's certificate of incorporation generally provides that its directors will have no personal liability to the registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duties. However, the directors nonetheless remain liable for breaches of their duty of loyalty to the registrant and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit.

     Section 174 of the Delaware General Corporation Law ("Law") provides that any director against whom a claim shall be successfully asserted under said section for an unlawful payment of a dividend or an unlawful stock purchase or


                                     -II-2-
redemption shall be entitled to be subrogated to the rights of the corporation against stockholders who received the dividend on, or assets for the sale or redemption of, their stock with knowledge that the same was unlawful. Said section also provides that any such director shall be entitled to contribution from the other directors who voted for or concurred in the unlawful dividend, stock purchase, or redemption.

     The registrant's certificate of incorporation and bylaws provide that the registrant shall indemnify its officers and directors to the full extent permitted by Section 145 of the Law, as amended from time to time. Said Section 145 authorizes a corporation, under certain conditions, to indemnify each person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), against certain expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in which he was or is a party or is threatened to be made a party by reason of being or having been such director, officer, employee, or agent. In addition to the indemnification authorized by Section 145 of the Law, the registrant's bylaws provide that the registrant shall indemnify any natural person (not including non-employee lawyers, accountants, actuaries, investment advisers, or arbitrators acting in such capacity) who is or was serving in a fiduciary capacity with respect to one of the registrant's employee benefit or welfare plans or who is or was performing any service or duty on behalf of the registrant with respect to such a plan, against all expenses, judgments, fines, and amounts paid in settlement incurred by such person in connection with any action or proceeding arising out of such service or performance, to the extent such expenses and amounts are insurable but not covered by collectible insurance or otherwise indemnified. Such indemnification shall not be available to any person who participated in or knowingly failed to take appropriate action with respect to any violation of any responsibilities or obligations imposed upon fiduciaries by law, knowing such to be a violation of such responsibilities or obligations.

     Insurance

     The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them based upon their acts or omissions in such capacities.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-7.


Item 9.  Undertakings.
         ------------

      (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933 ("Securities Act");


                                     -II-3-

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.


               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

                                     -II-4-

                                   SIGNATURES

The Registrant.
--------------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 16th day of August, 2004.

                                  LOUISIANA-PACIFIC CORPORATION
                                  (Registrant)


                                  By  /s/ Curtis M. Stevens
                                  --------------------------------------
                                     Curtis M. Stevens
                                     Executive Vice President, Administration
                                     and Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated as of the 16th day of August, 2004.



         Signature                           Title
         ---------                           -----

   (1) Principal Executive Officer
       and Director:

      MARK A. SUWYN*                     Chief Executive Officer, Chairman of
                                         the Board, Director


   (2) Principal Financial Officer:


      /s/ Curtis M. Stevens              Executive Vice President,
      ---------------------              Administration and Chief Financial
      Curtis M. Stevens                  Officer


   (3) Principal Accounting Officer:


      RUSSELL S. PATTEE*                 Corporate Controller and Assistant
                                         Treasurer


                                     -II-5-

   (4) A majority of the Board of Directors:


      E. GARY COOK*                             Director
      DANIEL K. FRIERSON*                       Director
      PAUL W. HANSEN *                          Director
      BRENDA J. LAUDERBACK*                     Director
      DUSTAN E. MCCOY*                          Director
      LEE C. SIMPSON*                           Director
      COLIN D. WATSON*                          Director

      *By  /s/ Anton C. Kirchhof
           ---------------------
            Anton C. Kirchhof
            Attorney-in-fact


                                     -II-6-

                                INDEX TO EXHIBITS


4     Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan.

5 Opinion of Miller Nash LLP as to the legality of the securities being registered.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Miller Nash LLP (included in Exhibit 5).

24    Power of attorney of certain officers and directors.

-------------------------

      Other exhibits listed in Item 601 to Regulation S-K are not applicable.


                                     -II-7-